Exhibit 99.1

Vaxart Announces Highly Regarded Biotech Executive Julie M. Cherrington, Ph.D., Joins Board of Directors

Dr. Cherrington brings decades of research and development experience and executive leadership to Vaxart’s Board

SOUTH SAN FRANCISCO, Calif., August 23, 2021— Vaxart, Inc. (NASDAQ: VXRT) today announced the addition of Julie M. Cherrington, Ph.D., to the company’s board of directors. Dr. Cherrington is an experienced life science executive with extensive insights into taking drugs through the development process to commercialization.

Vaxart is a clinical-stage biotechnology company developing oral vaccines that are administered by tablet rather than by injection. Vaxart is now developing oral tablet vaccines for COVID-19 and norovirus that have the potential to transform public health.

“We are proud to welcome Dr. Julie Cherrington to the Vaxart Board of Directors,” said Vaxart Board Chairman Todd C. Davis. “She has had a high-caliber career in life sciences and is the leader of a cutting-edge clinical stage biotech company. We look forward to working with her and benefitting from her experience and wisdom.”

“Dr. Cherrington’s background in virology and immunology and her record as the CEO of multiple companies makes her a great fit for Vaxart, which is pioneering revolutionary oral vaccines,” said Andrei Floroiu, Vaxart’s Chief Executive Officer. “As Vaxart prepares to start our Phase II COVID-19 oral tablet trials and progress through clinical trials some of our other programs, we will benefit from Julie’s invaluable insight and experience.”

“I am pleased to be joining Vaxart at this critical stage of company growth and to serve on the Vaxart Board of Directors as the company continues to advance its oral COVID-19 and norovirus vaccines in the clinic,” said Dr. Cherrington.

Dr. Cherrington’s biography can be found below:

Julie M. Cherrington, Ph.D.

Chief Executive Officer

Julie M Cherrington, Ph.D., is the Chief Executive Officer of QUE Oncology, a clinical stage company developing novel non-hormonal treatments for vasomotor symptoms in postmenopausal women and in cancer patients receiving hormone therapy, a position she has held since September 2020. She has served on the QUE Board of Directors since July 2019. Dr. Cherrington is an experienced life science executive with extensive insight in bringing drugs into the clinic and through to commercialization. She has been a key contributor to the successful development of multiple FDA-approved products, including SUTENT®, PALLADIA®, VISTIDE®, VIREAD®, and HEPSERA®.

Dr. Cherrington has previously served as President and Chief Executive Officer of several oncology companies including Arch Oncology, Revitope Oncology, Zenith Epigenetics, and Pathway Therapeutics. In addition, she served as President and Executive Vice President, R&D, at Phenomix Corporation, a diabetes and antiviral company. Earlier in her career, Dr. Cherrington was Vice President of Preclinical and Clinical Research at SUGEN, a Pharmacia/Pfizer company. Dr. Cherrington began her career at Gilead Sciences, where she held a range of positions of increasing responsibility.

Dr. Cherrington holds a B.S. in biology and an M.S. in microbiology from the University of California, Davis. She earned a Ph.D. in microbiology and immunology from the University of Minnesota and Stanford University. She completed a postdoctoral fellowship at the University of California, San Francisco.

Dr. Cherrington is a member of the Scientific Advisory Board of the Clearity Foundation and is an advisor in entrepreneurship initiatives at CLS, UC San Francisco, UC Davis and Equalize 2020 and 2021. Currently, she serves on the Boards of Sardona Therapeutics, Rakovina Therapeutics, KisoJi Biotechnology, QUE Oncology, and Mirati Therapeutics.

About Vaxart

Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using tablets that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary tablet vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include tablet vaccines designed to protect against coronavirus, norovirus, seasonal influenza, and respiratory syncytial virus (RSV), as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immuno-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding Vaxart’s strategy, prospects, plans and objectives, results from pre-clinical and clinical trials, commercialization agreements and licenses, and beliefs and expectations of management are forward-looking statements. These forward-looking statements may be accompanied by such words as “should,” “believe,” “could,” “potential,” “will,” “expected,” “plan,” and other words and terms of similar meaning. Examples of such statements include, but are not limited to, statements relating to the receipt by Vaxart’s ability to develop and commercialize its product candidates, including its vaccine booster products; Vaxart’s expectations regarding clinical results and trial data; and Vaxart’s expectations with respect to the effectiveness of its product candidates. Vaxart may not actually achieve the plans, carry out the intentions, or meet the expectations or projections disclosed in the forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations, and projections disclosed in the forward-looking statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Vaxart makes, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement, and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of any product candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities; that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s product candidates may not achieve broad market acceptance; that a Vaxart collaborator may not attain development and commercial milestones; that Vaxart or its partners may experience manufacturing issues and delays due to events within, or outside of, Vaxart’s or its partners’ control; difficulties in production, particularly in scaling up initial production, including difficulties with production costs and yields, quality control, including stability of the product candidate and quality assurance testing, shortages of qualified personnel or key raw materials, and compliance with strictly enforced federal, state, and foreign regulations; that Vaxart may not be able to obtain, maintain, and enforce necessary patent and other intellectual property protection; that Vaxart’s capital resources may be inadequate; Vaxart’s ability to resolve pending legal matters; Vaxart’s ability to obtain sufficient capital to fund its operations on terms acceptable to Vaxart, if at all; the impact of government healthcare proposals and policies; competitive factors; and other risks described in the “Risk Factors” sections of Vaxart’s Quarterly and Annual Reports filed with the SEC. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

Contact

Vaxart Media Relations:

Mark Herr

Vaxart, Inc.

(203) 517-8957

mherr@vaxart.com

Vaxart Investor Relations

IR@Vaxart.com